Exhibit 99.2


                      Pacific WebWorks, Inc.


                 CERTIFICATION OF PERIODIC REPORT
    Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
                      18 U.S.C. Section 1350

      I, Thomas R. Eldredge, Chief Financial Officer of Pacific WebWorks, Inc. certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C.
Section 1350, that:

      (1) the annual report on Form 10-KSB of the Company for the year ended December 31, 2002, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) the information contained in the Form 10-KSB fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: March 24, 2003

                           /s/ Thomas R. Eldredge
                           _________________________________
                           Thomas R. Eldredge
                           Chief Financial Officer